EXHIBIT 99.1

FOR IMMEDIATE RELEASE

February 10, 2006

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. REPORTS

FOURTH QUARTER AND YEAR-END 2005 RESULTS

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that sales from continuing operations for the fourth quarter ended December 31, 2005 were $211.0 million compared to sales of $211.7 million for the same quarter in 2004. Loss from continuing operations for the fourth quarter of 2005 was $35.6 million, or $1.24 per share, compared to 2004 fourth quarter net income from continuing operations of $8.4 million, or $0.29 per share. The fourth quarter 2005 and 2004 results from continuing operations included restructuring and impairment costs of approximately $40.3 million and $2.2 million, respectively. Also included in the fourth quarter 2004 was a $10.3 million gain from the sale of real estate. The fourth quarter 2005 included an impairment charge of approximately $39.3 million related to impairment of goodwill in the Custom Packaging Group resulting from the exit of the coated recycled paperboard business. The effect of restructuring and impairment costs (net of the gain on sale of real estate) on earnings per share from continuing operations was approximately ($1.25) negative and $0.20 positive for the fourth quarters of 2005 and 2004, respectively. See Unaudited Supplemental Data for Non-GAAP Reconciliation of the Statement of Operations.

The $52.8 million decline in pre-tax operating results was primarily attributable to higher restructuring and impairment costs, higher energy and freight costs, partially offset by lower fiber costs and a $1.1 million increase in equity in income of unconsolidated affiliates.

Mill volume, excluding joint ventures and discontinued operations, for the fourth quarter of 2005 decreased approximately 2.6 thousand tons compared to the same quarter last year, as demand was relatively comparable across all paperboard grades. Gypsum facing paper at the company’s 50-percent owned unconsolidated Premier Boxboard Limited LLC (PBL) joint venture increased in volume by 22.5 percent over fourth quarter 2004.

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.       P. O. BOX 115     .     AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX     .     5000 AUSTELL-POWDER SPRINGS ROAD     .     SUITE 300

AUSTELL, GA 30106-3227     .     PHONE 770 . 948 . 3101

www.caraustar.com

Caraustar Industries, Inc.

February 10, 2006

Year ended December 31, 2005

For the year ended December 31, 2005, sales from continuing operations were $862.4 million, a decrease of 1.0 percent from sales of $871.5 million in 2004. Loss per share from continuing operations was $1.09 for the year ended December 31, 2005, including approximately $1.33 in restructuring and impairment costs. Income from continuing operations for the year ended December 31, 2004 was $0.25 per share, including $0.04 in restructuring and impairment costs, net of gain on sale of real estate.

The $41.4 million decline in pre-tax operating results was primarily attributable to higher restructuring and impairment costs, higher energy and freight costs, partially offset by higher mill selling prices and an $11.8 million increase in equity in income of unconsolidated affiliates. Strong pricing and volume growth in the two joint ventures were more than offset by lower sales, higher energy, freight and selling, general and administrative costs in the consolidated group for the year ended December 31, 2005.

Michael J. Keough, president and chief executive officer of Caraustar, commented, “We reported positive results for both fourth quarter and the full-year 2005 after considering restructuring costs and discontinued operations. While volumes continued reasonably strong in the seasonally lower fourth quarter, we are still challenged by high fuel and energy costs which were up about $18 per mill ton versus the same quarter last year and $10 per mill ton when compared to the third quarter of 2005. As a result of the continued high energy costs, we recently announced a $40 per ton price increase on uncoated recycled boxboard, which includes the conversion of a previously implemented $25 per ton energy surcharge. Our mill group operated at 92.7 percent in the fourth quarter while the industry operated at 91.8 percent of capacity.

“As announced in January, we continue to transform Caraustar into a leaner, more focused company with emphasis on gypsum facing paper and uncoated recycled boxboard and converted products. We see Caraustar and the industry in a state of major consolidation and restructuring that we believe will ultimately have a positive effect on our business.”

Joint Ventures

Caraustar’s 50-percent interest in the PBL mill and the two Standard Gypsum wallboard manufacturing facilities contributed $9.5 million and $37.0 million of equity in income of unconsolidated affiliates for the three-month period and year ended December 31, 2005, an increase of 12.7 percent and 46.7 percent, respectively. Cash distributions to Caraustar were $39.5 million for the year ended December 31, 2005, versus $20.3 million for the same period in 2004.

Subsequent to year end, the company sold its fifty-percent partnership interest in Standard Gypsum to Temple-Inland, its joint venture partner, for $150 million plus the assumption of

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Caraustar Industries, Inc.

February 10, 2006

Caraustar’s portion of Standard’s debt in the amount of $28.1 million. The transaction also eliminated $29.5 million in letters of credit that guaranteed Caraustar’s portion of Standard’s debt and which had reduced availability under Caraustar’s revolving credit facility.

Liquidity

The company ended the year with a cash balance of $95.2 million as compared to $89.8 million at the end of 2004. For the year, Caraustar generated $23.9 million of cash from operating activities compared to $33.4 million the previous year. This decrease was mainly attributable to a pension payment of $13.1 million made September 15, 2005. Capital expenditures increased year-over-year from $20.9 million to $24.3 million in 2005. The company had no borrowings outstanding under its $75.0 million revolving credit facility but did have $37.5 million of letters of credit outstanding (approximately $8.0 million after the sale of its fifty-percent interest in Standard Gypsum subsequent to year end) that reduced availability. During 2005, the company repurchased $7.5 million of its 9.875 percent Senior Subordinated Notes. Interest expense was essentially unchanged year over year, as the reduction of interest expense related to the repurchase of notes was offset by lower benefits from interest rate swaps.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

Caraustar Industries, Inc. (NASDAQ-NMS: CSAR) will host a conference call to review fourth quarter and full-year 2005 financial results on Friday, February 10, 2006 beginning at 3:00 p.m. (EST) that will be webcast live. In order to listen to the webcast of its conference call, participants can log on to the Caraustar website at www.caraustar.com and look for the webcast button/icon on the “Investor Relations” page.

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results, financial condition, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its recently announced strategic transformation plan (including uncertainties regarding the following: the company’s ability to complete the sale of businesses and facilities it is exiting, its ability to obtain an expanded revolving credit facility, customer and vendor responses to

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the plan and the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue), changes in government regulations, the company’s ability to complete acquisitions and successfully integrate the operations of acquired businesses, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration or relocation of the company’s accounting and control operations, IT systems or legal function. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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Caraustar Industries, Inc.

Unaudited Supplemental Data

Non GAAP Reconciliation - Statement of Operations:
	4Q 2005	4Q 2004	FY 2005	FY 2004
Income (loss) from operations before income taxes and minority interest	$(40,316)	$12,503	$(29,993)	$11,444
Restructuring and impairment costs	$40,264	$2,210	$40,506	$12,649
Gain on sale of real estate	$0	$(10,323)	$0	$(10,323)

Income (loss) from operations before income taxes and minority interest excluding restructuring and impairment and sale of real estate	$(52)	$4,390	$10,513	$13,770
Tax (provision) benefit at 37.8%	$20	$(1,659)	$(3,974)	$(5,205)
Minority Interest	$411	$(39)	$273	$(184)

Income (loss) from continuing operations excluding restructuring and impairment costs and gain on sale of real estate	$379	$2,692	$6,812	$8,381

Income (loss) per share from continuing operations excluding restructuring and impairment costs and gain on sale of real estate	$0.01	$0.09	$0.24	$0.29

Note: This non GAAP measure is provided to assist investors in understanding the underlying operational performance of the businesses the Company will continue to operate. This measure excludes the impact of restructured facilities, goodwill impairment and businesses that will be sold.

Volume Sold (tons 000’s):
	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Q4 2004
CSAR Mill Tons Sold (Market) *	135.8	136.3	130.6	128.7	123.2
CSAR Mill Tons Converted	74.3	77.6	83.2	82.7	79.5

Total CSAR Mill Tons *	210.1	213.9	213.8	211.4	202.7
Outside Paperboard Purchased	26.6	28.3	28.7	30.2	31.0

Volume from Continuing Operations	236.7	242.2	242.5	241.6	233.7
Volume from Discontinued Operations	80.8	78.1	78.9	83.1	76.6

Total Paperboard Controlled *	317.5	320.3	321.4	324.7	310.3

Tube & Core Tons	77.1	79.3	83.2	83.0	81.6
Folding Carton Tons	30.0	29.1	29.6	33.9	29.1
Gypsum Paper Tons *	73.6	74.5	65.1	65.4	66.2
Other Specialty Tons *	56.0	59.3	64.6	59.3	56.8

Volume from Continuing Operations	236.7	242.2	242.5	241.6	233.7
Volume from Discontinued Operations	80.8	78.1	78.9	83.1	76.6

Total Paperboard Controlled *	317.5	320.3	321.4	324.7	310.3

PBL gypsum facing and other specialty paper sold *	54.4	52.0	51.1	49.1	44.4

* Includes gypsum facing and other specialty paper sold by Caraustar’s 50% owned unconsolidated Premier Boxboard (“PBL”) joint venture.

EBITDA ($ in millions)	$14.1	$20.5	$24.7	$14.3	$20.3

Changes in Selling Price and Costs ($/ton):
	Q4 2005 vs. Q4 2004	Q4 2005 vs. Q3 2005
Mill Average Selling Price	$(1.0)	$9.8
Mill Average Fiber Cost	(12.6)	(14.5)
Mill Average Fuel & Energy Cost	18.3	9.9

Net Increase (Decrease)	$(6.7)	$14.4

Tubes and Cores Average Selling Price	$55.5	$15.3
Tubes & Cores Average Paperboard Cost	(9.6)	2.1

Net Increase (Decrease)	$65.1	$13.2

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	For The Three Months Ended December 31,		For The Years Ended December 31,
	2005	2004	2005	2004
SALES	$210,985	$211,718	$862,421	$871,485
COST OF SALES	181,301	176,445	728,047	721,171
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	29,839	28,519	122,270	119,752

Income (loss) from operations before restructuring and impairment costs and gain on sale of real estate	(155)	6,754	12,104	30,562
RESTRUCTURING AND IMPAIRMENT COSTS	40,264	2,210	40,506	12,649
GAIN ON SALE OF REAL ESTATE	0	10,323	0	10,323

Income (loss) from operations	(40,419)	14,867	(28,402)	28,236
OTHER (EXPENSE) INCOME:
Interest expense	(10,326)	(10,496)	(41,693)	(41,892)
Interest income	818	352	2,629	948
Equity in income of unconsolidated affiliates	9,512	8,441	37,043	25,251
Other, net	99	(661)	430	(1,099)

	103	(2,364)	(1,591)	(16,792)

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	(40,316)	12,503	(29,993)	11,444
BENEFIT (PROVISION) FOR INCOME TAXES	4,270	(4,066)	(1,616)	(4,273)
MINORITY INTEREST IN LOSS (INCOME)	411	(39)	273	(184)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(35,635)	8,398	(31,336)	6,987

DISCONTINUED OPERATIONS
LOSS FROM DISCONTINUED OPERATIONS	(100,400)	(10,363)	(105,922)	(16,773)
BENEFIT FOR INCOME TAXES OF DISCONTINUED OPERATIONS	32,036	3,612	33,872	5,807

LOSS FROM DISCONTINUED OPERATIONS	(68,364)	(6,751)	(72,050)	(10,966)

NET INCOME (LOSS)	$(103,999)	$1,647	$(103,386)	$(3,979)

BASIC
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1.24)	$0.29	$(1.09)	$0.25

LOSS FROM DISCONTINUED OPERATIONS	$(2.37)	$(0.24)	$(2.50)	$(0.39)

NET INCOME (LOSS) PER COMMON SHARE	$(3.61)	$0.05	$(3.59)	$(0.14)

Weighted average number of shares outstanding	28,792	28,569	28,774	28,479

DILUTED
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1.24)	$0.29	$(1.09)	$0.25

LOSS FROM DISCONTINUED OPERATIONS	$(2.37)	$(0.24)	$(2.50)	$(0.39)

NET INCOME (LOSS) PER COMMON SHARE	$(3.61)	$0.05	$(3.59)	$(0.14)

Weighted average number of shares outstanding	28,792	28,569	28,774	28,479

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$95,152	$89,756
Receivables, net of allowances	91,061	102,644
Inventories	70,959	89,044
Refundable income taxes	56	409
Current deferred tax asset	40,259	11,035
Other current assets	21,613	10,486
Investment in unconsolidated affiliate	13,212	0
Current asset of discontinued operations	76,665	0

Total current assets	408,977	303,374

PROPERTY, PLANT AND EQUIPMENT:
Land	7,931	11,856
Buildings and improvements	97,536	138,872
Machinery and equipment	424,503	616,791
Furniture and fixtures	15,071	15,725

	545,041	783,244
Less accumulated depreciation	(290,004)	(395,110)

Property, plant and equipment, net	255,037	388,134

GOODWILL	129,275	183,130

INVESTMENT IN UNCONSOLIDATED AFFILIATES	44,037	59,676

OTHER ASSETS	21,806	24,837

	$859,132	$959,151

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$85	$80
Accounts payable	78,015	84,890
Accrued interest	7,976	8,256
Accrued compensation	9,146	11,742
Capital lease obligations	542	79
Other accrued liabilities	34,711	34,880
Current liabilities of discontinued operations	31,373	0

Total current liabilities	161,848	139,927

LONG-TERM DEBT, less current maturities	492,305	506,141

LONG-TERM CAPITAL LEASE OBLIGATIONS	561	0

DEFERRED INCOME TAXES	48,699	57,320

PENSION LIABILITY	41,877	32,897

OTHER LIABILITIES	5,446	5,614

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	2,879	2,875
Additional paid-in capital	192,673	191,903
Unearned compensation	(3,442)	(4,334)
Retained (deficit) earnings	(54,834)	48,552
Accumulated other comprehensive loss	(28,880)	(21,744)

Total shareholders’ equity	108,396	217,252

	$859,132	$959,151

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Years Ended
	December 31, 2005	December 31, 2004
Cash provided by
Operating activities:
Net loss	$(103,386)	$(3,979)
Depreciation and amortization	28,493	30,089
Stock-based compensation expense	811	1,610
(Gain) loss on repurchase of debt	(212)	931
Gain on sale of real estate	0	(10,323)
Restructuring and impairment costs	135,450	13,079
Deferred income taxes	(32,950)	(2,256)
Equity in income of unconsolidated affiliates	(37,043)	(25,251)
Distributions from unconsolidated affiliates	34,175	20,250
Changes in operating assets and liabilities	(1,419)	9,261

Net cash provided by operating activities	23,919	33,411

Investing activities:
Purchases of property, plant and equipment	(24,272)	(20,891)
Proceeds from disposal of property, plant and equipment	3,446	2,786
Return of investment in unconsolidated affiliate	5,325	0
Proceeds from sale of real estate and business	15,096	11,086
Investment in restricted cash	(11,164)	0
Investment in unconsolidated affiliates	(40)	(160)

Net cash used in investing activities	(11,609)	(7,179)

Financing activities:
Repayments of long-term debt	(7,468)	(24,951)
Payments for capital lease obligations	(508)	(186)
Proceeds from swap agreement unwinds	826	385
Issuances of stock, net of forfeitures	236	2,725

Net cash used in financing activities	(6,914)	(22,027)

Net increase in cash and cash equivalents	5,396	4,205
Cash and cash equivalents at beginning of period	89,756	85,551

Cash and cash equivalents at end of period	$95,152	$89,756

Supplemental Disclosures:
Cash payments for interest	$46,164	$42,750

Income tax payments, net of refunds	$778	$1,293

Property acquired under capital leases	$1,532	$0

Short-term payable for acquisition	$11,000	$0